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                                                        EXHIBIT 10.15
                                                        AMENDED AND RESTATED
                                                        TO CONFORM TO RULE 16b-3
                                                        OCTOBER 23, 1996

                            THE DURIRON COMPANY, INC.

                           1989 RESTRICTED STOCK PLAN

ARTICLE 1.        GENERAL PROVISIONS

         SECTION 1.          PURPOSE.

         The purpose of The Duriron Company, Inc. 1989 Restricted Stock Plan (the "Plan") is to provide certain compensation to eligible directors and employees in the form of Shares which are restricted in accordance with the terms and conditions set forth below. The Plan is designed to encourage the continued high level of performance of such directors and employees by increasing the identity of interest of such directors and employees with the shareholders of the Company. The Plan is intended to be an unfunded program established for the purpose of providing compensation for eligible directors and a select group of management employees and is exempt from Parts 1 through 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 2.          DEFINITIONS.

         For purposes of the Plan, the following terms shall have the following meanings:

          (a)  "Board of Directors" means the board of directors of the Company.

          (b)  "Change in Control" means the occurrence of any of the following:
               (i) any "person" or "group" within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of 20% or more of the then outstanding voting Shares of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors (and any new director whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (iii) any merger or consolidation of the Company into or with another corporation, if the Company will not be the surviving corporation or will become a subsidiary of another corporation, or any sale of all or substantially all the assets of the Company.

          (c) "Committee" means the Compensation Committee of the Board of Directors.

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          (d)  "Company" means The Duriron Company, Inc., a New York corporation and its successors in interest. When used with reference to employment, "Company" also includes any business organization, 50% or more of the voting control of which is owned or controlled directly or indirectly, by the Company.

          (e) "Eligible Director" means any director of the Company on a Grant Date who is not also an employee of the Company.

          (f) "Eligible Employee" means any employee of the Company selected by the Committee.

          (g) "Grant Date" means the date on which Restricted Shares are to be granted pursuant to Article II, Section 1.

          (h) "Market Value" means the average of the means of the representative closing bid and asked quotations in the over the-counter market during the period beginning twenty-one days prior to and ending on the date the value of a Share is to be determined, as reported by the National Association of Securities Dealers, Inc. through NASDAQ; or, in the event the Shares are listed on any exchange or on the NASDAQ National Market System, the average of the last sale prices of the Shares on such exchange or in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. through NASDAQ during such period.

          (i) "Meeting" shall mean the Annual Meeting of the Shareholders of the Company.

          (j) "Participant" means any individual who holds Restricted Shares granted under the Plan.

          (k) "Restriction Period" means, (i) in the case of Eligible Employees, a period of whole years, not less than one (1) nor more than ten (10), as determined by the Committee at the time of grant, from the date the Restricted Shares are granted and, (ii) in the case of Eligible Directors, the period between the Grant Date (as defined in Article II (1)(a)) and,

               (1) in the case of an Eligible Director who receives 600 Restricted Shares at the 1993 meeting and thereafter, (i) the immeiately following Meeting for 200 Restricted Shares,
                    (ii) the second immediately following Meeting for 200 Restricted Shares, and (iii) the third immediately following Meeting for the balance of 200 Restricted Shares;

               (2) in the case of an Eligible Director who receives 400 Restricted Shares at the 1993 meeting and thereafter, (i) the immediately following Meeting for 200 Restricted Shares and (ii) the second immediately following Meeting for the balance of 200 Restricted Shares;

               (3) in the case of an Eligible Director who receives 200 Restricted Shares at the 1993 meeting and thereafter, the immediately following Meeting for all such Restricted Shares;

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               (4)  in the case of an Eligible Director who received 212
                    Restricted Shares at the 1993 Meeting, (i) the 1994 Meeting for 106 of such Restricted Shares and (ii) the 1995 Meeting for the remaining 106 Restricted Shares; and

               (5) in the case of an Eligible Director who received 96 Restricted Shares at the 1993 Meeting, the 1994 Meeting for all such 96 Restricted Shares.

               (6) in the case of an Eligible Director, who received a grant of Restricted Shares prior to the 1993 Annual Meeting, the date determined under this Article I, Section 2(k) in its form prior to this Amendment Number 1 to the Plan, which prior form is incorporated herein by reference for and as applicable to such prior grants.

 SECTION 3.          ADMINISTRATION.

     (a) The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect. The determination of the Committee on any matters within the scope of this section shall be conclusive. A majority of the Committee shall constitute a quorum for meetings of the Committee, and the act of a majority of the Committee at a meeting, or an act reduced to or approved in writing by all members of the Committee, shall be the act of the Committee.

     (b) The Committee may waive or lessen at any time any condition or restriction (including, without limitation, any of the restrictions set forth in Article I, Section 5) with respect to any Restricted Shares issued pursuant to the Plan; provided, however, that if such Restricted Shares are granted to a member of the Committee, such member shall not participate in the Committee's decision.

  SECTION 4.        SHARES SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 1 of Article IV, the maximum number of Shares which may be granted as Restricted Shares under the Plan is two hundred twenty-five thousand (225,000). Shares granted as Restricted Shares under the Plan may be authorized and unissued Shares or Shares held in the Company's treasury, if any. Any Shares which are granted as Restricted Shares under the Plan and which are thereafter forfeited by the Participant may again be granted under the Plan as Restricted Shares.


 SECTION 5.        TERMS AND CONDITIONS OF RESTRICTED SHARES.

      (a) Subject to the other provisions of this Section 5, Restricted Shares issued pursuant to the Plan shall be subject to the following restrictions:

           (i) the Participant shall not be entitled to receive delivery of the certificate for such Restricted Shares until the expiration of the Restriction Period;

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              (ii)  such Restricted Shares shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restriction Period;

              (iii) all such Restricted Shares shall be forfeited and all right of the Participant to such Restricted Shares shall terminate without further obligations on the part of the Company if the Participant ceases to be an employee of the Company (in the case of a Participant who receives Restricted Shares as an Eligible Employee) or as a director (in the case of a Participant who receives Shares as an Eligible Director) prior to the end of the Restriction Period; and

              (iv) such other lawful restrictions as the Committee, in its discretion, imposes at the time of the grant, provided that the Committee may not place any additional restrictions on Restricted Shares granted to Eligible Directors under
                    Article II.

                    Upon the forfeiture of Restricted Shares, such Shares shall be returned to the status of authorized and unissued Shares.

          (b) Notwithstanding the provisions of paragraph (a) of this Section 5, in the event a Participant ceases to be an employee of the Company (in the case of a Participant who received Restricted Shares as an Eligible Employee) or as a director (in the case of a Participant who received Shares as an Eligible Director) prior to the end of a Restriction Period as a result of such Participant's death, disability or normal retirement in accordance with the Company's policies, then the restrictions set forth in paragraph (a) of this Section 5 shall immediately cease to apply.

          (c) In the event a Participant who received Restricted Shares as an Eligible Employee ceases to be an employee prior to the end of a Restriction Period as a result of such Participant's early retirement in accordance with the Company's policies, such Restricted Shares shall not be forfeited, provided the prior consent of the Committee is obtained; however, the restrictions set forth in paragraphs (a)(i) and (a)(ii) of this Section 5 shall continue until the earlier of the end of the Restriction Period or the date of such Participant's attainment of normal retirement age in accordance with the Company's policies; provided that, in any event, all such Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligations on the part of the Company if the Participant, directly or indirectly, individually or as an agent, officer, director, employee, shareholder (excluding being the holder of any stock which represents less than 1% interest in a corporation), partner or in any other capacity whatsoever engages, prior to the time such restrictions cease to apply, in any activity competitive with or adverse to the Company's business or in the sale, distribution, production or attempted sale or distribution of any goods, products or services then sold or being developed by the Company.

          (d) Upon the occurrence of a Change in Control, all of the restrictions set forth in this Section 5 shall immediately cease to apply to all Restricted Shares issued pursuant to the Plan.

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         (e)      At the end of the Restriction Period, or at such earlier time as is provided for in this Section 5, the restrictions applicable to the Restricted Shares pursuant to this Section 5 shall cease, and a share certificate for the number of Restricted Shares with respect to which the restrictions have ceased shall be delivered, free of all such restrictions and all restrictive legends, to the Participant or the Participant's beneficiary or estate, as the case may be.

         (f) If required by the Committee, each grant of Restricted Shares shall be evidenced by a written agreement between the Company and the Participant. In addition, the Committee may, in connection with and as a condition to a grant of Restricted Shares, require the Participant to execute and deliver to the Company share assignment forms, endorsed in favor of the Company, to be used by the Company in connection with any forfeiture or other transfer of Restricted Shares to the Company.

         SECTION 6.        SHARE CERTIFICATES; RIGHTS AS A SHAREHOLDER.

         (a)      Upon the grant of Restricted Shares pursuant to Article II or
                  Article III of the Plan, the Company shall issue a share certificate registered in the name of the Participant bearing the following legend and any other legend required by any federal or state securities laws:

                           "The transferability of this certificate and the Common Stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against sale, assignment, transfer, pledge, hypothecation and other disposition) set forth in The Duriron Company, Inc. 1989 Restricted Stock Plan. Copies of such Plan will be mailed to any shareholder without charge within five days after receipt of written request therefore addressed to Secretary, The Duriron Company, Inc., 3100 Research Boulevard, Dayton, Ohio, 45420."

                  Each such Share certificate shall be retained by the Company until the restrictions set forth in Article I, Section 5(a) cease to apply to the Shares represented by such certificate.

         (b) Upon the issuance of a Share certificate with respect to Restricted Shares pursuant to paragraph (a) of this Section 6, the Participant shall, subject to all of the terms, conditions and restrictions set forth in the Plan, have all of the rights of a holder of Shares, including the right to vote and to receive dividends and other distributions with respect thereto.

ARTICLE II.       RESTRICTED SHARES FOR ELIGIBLE DIRECTORS

         SECTION 1.        GRANT OF RESTRICTED SHARES TO ELIGIBLE DIRECTORS.

         (a) The Company has granted Restricted Shares to Eligible Directors prior to the 1993 Annual Meeting pursuant to the provisions of this Article II, Section 1 in effect prior to this Amendment Number 1 to this restated Plan, which provisions are incorporated

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                  by reference as applicable to such prior grants. On the date of the 1993 Meeting and on the date of each Meeting thereafter during the term of the Plan, (each such date, including 1993 Meeting, is hereinafter referred to as a "Grant Date"), the Company, in consideration of past and future service by the Eligible Director, shall grant 600 Restricted Shares to each then Eligible Director who is elected to a three year term of the Board of Directors on the Grant Date. Additionally, on the date of the 1993 Meeting, the Company granted 212 Restricted Shares to each then Eligible Director who had two years remaining in his term of office at that time. The Company similarly granted, on the date of the 1993 Meeting, 96 Restricted Shares to each then Eligible Director who had one year remaining in his term of office at that time. Finally, the Company shall, on each Grant Date, grant 400 Restricted Shares to each then Eligible Director, who is elected to a two
                  (2) year term at the Meeting held on such Grant Date and 200 Restricted Shares to each then Eligible Director who is then elected to a one year term at such Meeting.

ARTICLE III.      RESTRICTED SHARES FOR ELIGIBLE EMPLOYEES

         SECTION 1.        GRANT OF RESTRICTED SHARES TO ELIGIBLE EMPLOYEES.

         From time to time during the term of the Plan, the Committee may determine that a portion of the total compensation for prior and future service to be paid to an Eligible Employee, pursuant to the Company's incentive compensation programs, shall be paid by granting to such Eligible Employee, on the approximate date the compensation was to be awarded, a number of Restricted Shares determined by dividing the amount of such compensation to be so paid by the Market Value of a Share on the date the compensation was to be awarded (rounded to the nearest whole share). The Committee, at its discretion, may authorize additional grants of Restricted Shares to Eligible Employees for prior and future service, subject to other applicable provisions of this Plan. The Committee, also at its discretion, may delegate its authority to the Company's Chief Executive Officer to so award Restricted Shares in an amount not to exceed 5,000 shares per calendar year to Eligible Employees of the Company, provided that any such grant shall be limited to 1,000 shares per Eligible Employee per calendar year, and further provided that the Chief Executive Officer shall not be authorized to award any grants to any officers of the Company. The Chief Executive Officer shall, on an annual basis, report all such awards to the Committee, and the Committee's ratification and approval of such awards shall be presumed in the absence of express action by the Committee to the contrary.

         SECTION 2. RETURN OF RESTRICTED SHARES TO SATISFY WITHHOLDING OBLIGATIONS.

         With the approval of the Committee, an employee of the Company who holds Restricted Shares may elect to return to the Company a number of such Restricted Shares with respect to which the restrictions have lapsed having a Market Value on the Tax Date equal to all or any part of the federal, state and local withholding tax (whether mandatory or permissive) applicable to the lapse of restrictions on such employee's Restricted Shares (up to a maximum amount determined by the employee's top marginal tax rate) in lieu of the Company withholding such amounts in cash. The Committee may establish from time to time rules or limitations with respect to the right of a holder to elect to return Restricted Shares with respect to which the restrictions have lapsed in satisfaction of withholding payments.

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ARTICLE IV.     MISCELLANEOUS

         SECTION 1.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         Upon any change in the outstanding Shares by virtue of a share dividend or split, recapitalization, merger, consolidation, combination or exchange of Shares or other similar change, the number of Restricted Shares which may be granted under the Plan (or the class of shares which may be granted as Restricted Shares) shall be adjusted appropriately by the Company, whose determination with respect to such adjustment shall be conclusive, subject to the provisions concerning a Change of Control stated in Section 5(d). Unless the Committee shall otherwise determine, any securities and other property received by a Participant in connection with or as a result of any such change with respect to Restricted Shares (excluding dividends paid in cash) shall be deposited promptly with the Company to be held in custody until the restrictions cease to apply to the Restricted Shares to which such securities or other property relates. Notwithstanding the foregoing, however, in the event any rights to purchase Shares are issued pursuant to the Company's Shareholder Rights Plan (or any successor plan) with respect to Restricted Shares, such rights shall cease to be subject to the restrictions applicable to the underlying Restricted Shares at such time, if any, as such rights become exercisable.

         SECTION 2.        COMPLIANCE WITH LAWS.

         The issuance or delivery of Shares pursuant to the Plan shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder), any securities exchange upon which the Shares may be listed and any other law or regulation applicable thereto. The Company shall not be obligated to issue or deliver any Shares pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, violate any such requirements. The foregoing shall not, however, be deemed to require the Company to effect any registration of Shares under any such law or regulation, although the Company may elect to do so.

         SECTION 3.        AMENDMENT AND TERMINATION.

         (a) The Board of Directors may from time to time amend the Plan, or any provision thereof, in such respects as the Board of Directors may deem advisable; provided, however, that any such amendment must be approved by the holders of Shares entitling them to exercise a majority of the voting power of the Company if such amendment would:

                  (i) materially increase the aggregate number of Shares which may be issued and/or delivered;

                  (ii) materially modify the requirements as to eligibility for participation in the Plan.

         (b) The Plan shall terminate following, and no additional Restricted Shares shall be granted under the Plan after, the date of the 1998 Meeting, provided, however, that the Board of Directors may earlier terminate the Plan at any time.

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         (c)      No amendment to or termination or expiration of the Plan shall adversely affect any Restricted Shares previously granted under the Plan without the consent of the holder thereof.

         SECTION 4.        NOTICES.

         Each notice relating to the Plan shall be in writing and delivered in person or by mail to the proper address. Each notice shall be deemed to have been given on the date it is delivered or mailed. Each notice to the Committee shall be addressed as follows: The Duriron Company, Inc., 3100 Research Boulevard, Dayton, Ohio, 45420. Attention: Secretary. Each notice to a Participant shall be addressed to the Participant's address as set forth in the records of the Company. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the Company or to the Participants, as the case may be.

         SECTION 5.        BENEFITS OF PLAN.

         The Plan shall inure to the benefit of, and shall be binding upon, each successor and assign of the Company. All rights and obligations imposed upon a Participant and all rights granted to the Company under this Plan shall be binding upon such Participant's heirs, legal representatives and successors. Nothing in the Plan shall be deemed to create any obligation on the part of the Company to nominate any director for re-election or to continue the employment of any employee, nor shall anything in the Plan be construed to give any Eligible Employee any contract or other right to participate in this Plan in any way which is not approved in advance by the Committee.

         SECTION 6.        TAXES.

         The Company shall have the right to require prior to the issuance or delivery of any Restricted Shares, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such Restricted Shares.

         SECTION 7.        GOVERNING LAW.

         All grants of Restricted Shares shall be made and accepted in the State of Ohio. The laws of the State of Ohio shall control the interpretation and performance of the provisions of the Plan; provided, however, that the laws of the State of New York shall govern the issuance of Shares pursuant to the Plan.

         SECTION 8.        EFFECTIVE DATE OF THE PLAN.

         The effective date of the Plan was April 1, 1989.

ARTICLE V.        PARTICIPANT DEFERRAL OF RESTRICTED SHARES

         SECTION 1.        FORMS OF DEFERRAL

         (a) Participants who are either Eligible Directors of the Company or who are participants in the Company's Equity Incentive Plan ("Eligible Participants" or "Eligible Participant") shall be eligible to defer receipt of Restricted Shares received.

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          (b)  An Eligible Participant may execute an election with the Company to defer the receipt of the Restricted Shares granted pursuant to the Plan through completion of a form (Exhibit "A," Exhibit "B" or "Exhibit "C" whichever is applicable) or a substantially similar document to be delivered to and be subject to acceptance by the Secretary of the Company. An election to defer Restricted Shares shall be effective upon such acceptance and shall apply only to Restricted Shares which either have not yet been granted or which vest in the following calendar year or thereafter, provided, in the case of previously granted Restricted Shares, such election is made and accepted prior to August 31 of the year preceding such vesting. This election to defer to Restricted Shares (which shall be called "Deferred Shares" hereafter upon such election) shall remain in effect until terminated or changed as provided in this Plan.

          (c) A Participant may terminate any agreement to accept receipt of Deferred Shares relating to future grants by giving notice of termination to the Company. Any such termination shall be effective only with respect to grants of Restricted Shares which occur on or after the date of the termination notice.

         SECTION 2.        ACCOUNTS FOR DEFERRED RESTRICTED SHARES.

          (a) The Company will establish a separate account for each Participant who has Deferred Shares in which the Deferred Shares will be maintained. The Company will create this account through a trust (the "Trust") established by the Company, with the applicable trustee (the "Trustee") maintaining the Deferred Shares pursuant to the Trust.

          (b) Notwithstanding Article I, Section 6(a), which shall not apply except as follows, the Company shall fund such account, in the case of Deferred Shares where the deferral election is made prior to granting of the Deferred Shares, by providing appropriate instructions and sufficient cash to the Trustee, on or about the date of the grant, to purchase such Deferred Shares for this account on the open market. The Company shall reimburse the Trustee for any associated brokerage or other transaction fees in making this purchase.

          (c) In the case of Deferred Shares in which the deferral election is properly made after the date of grant but prior to the date of vesting, the Company shall fund such account by transferring (and causing the Participant to assign) such Deferred Shares to the Trustee for holding pursuant to the terms of the Trust, with the provisions of Article I, Section 6(a) and 6(b) being inapplicable to these Deferred Shares.

          (d) Any dividends paid on the Deferred Shares in this account ("Dividends") will be credited to a deferred cash account to be established under the Trust in which the amount of the Dividends will be recorded for the benefit of the Participant, with interest to be credited to the Dividends in the following manner. The Company will credit to each such cash account, as of the first day of each calendar quarter, interest on the amount then credited to such account, including all previous credits to such account by operation of this Section, computed at an annual rate equal to the average composite bond yield for Single A bonds, rounded to the nearest 1/10 of 1%, as published for the month last preceding the beginning of such calendar quarter in the Standard & Poor's Indexes of the Securities Markets.



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          (e)  Any Deferred Shares hereunder and any amount credited to either the cash or Deferred Shares Trust accounts of a Participant, or as any interest or any Dividends paid on such Deferred Shares, will represent only an unsecured promise of the Company to pay or deliver the amount so credited in accordance with the terms of this Article of the Plan. Neither a Participant nor any beneficiary of a Participant will acquire any right, title, or interest in any asset of the Company as a result of any amount of cash or Deferred Shares credited to a Participant's account or accounts. At all times, a Participant's rights with respect to the amount credited to his/her account or accounts will be only those of an unsecured creditor of the Company. The Company will not be obligated or required in any manner to restrict the use of any of its assets as a result of any amount credited to a Participant's account or accounts. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, lien, encumbrance or charge, and any attempt to take any such action shall be void.

          (f) The Trustee will have voting rights on all Deferred Shares prior to their distribution.

         SECTION 3.        DISTRIBUTION OF DEFERRED SHARES.

          (a) Deferred Shares will be distributed only in accordance with the following sections, pursuant to the election specified by the Participant. Attached form marked Exhibit A shall be used with regard to Deferred Shares covering 1993, 1994 and 1995 grants to Eligible Directors, and the attached form marked Exhibit B (or any substantially similar documents acceptable to the Committee) shall be used with regard to Deferred Shares granted to participants in the Equity Incentive Plan, while Exhibit C shall be used in all other cases.

                  (i) In the event a Participant leaves service from the Company's Board of Directors or employment from the Company, as the case may be, for any reason, any Deferred Shares and the interest and Dividends on these Deferred Shares previously or currently credited to his/her account will be distributed commencing within 60 calendar days of his/her termination in accordance with the method of distribution elected by the Participant.

                  (ii) The Participant may elect to receive such distribution in a lump sum, in equal annual installments (not exceeding ten), or in some designated combination thereof.

                  (iii) If the election is a lump sum, then interest and Dividends, will be credited to the account through the date of distribution, and the entire amount of Dividends, with applicable interest, will be paid, and the entire Deferred Shares account balance will be transferred in kind, to the Participant within 60 days of his/her termination.

                  (iv)     If installments have been elected, any Dividends,
                           with applicable interest, will be calculated through the date of termination and added to the account. The resulting deferred cash total shall be divided equally by the number of installments elected and the first payment made within 60 days of termination. The second and all subsequent installment payments shall be made between January 1 and 30 of each following year. Interest will continue to accrue to the account on the balance remaining in the Participant's Dividend account
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                    until all installments have been paid. Interest will be paid annually with each installment payment. With regard to the Deferred Shares, the aggregate number of Deferred Shares held in the separate account for Deferred Shares will be divided by the number of installments elected and allocated in equal whole number proportions to be distributed with each such installment payment (with any remainder after such equal division to be included in the first installment). All Deferred Shares so allocated will be distributed in kind with each applicable installment, which shall be paid simultaneously with any deferred cash distribution installments. Certificates representing the applicable amount of Deferred Shares held for the then longest time in the Deferred Shares account of the Trust will be delivered with each installment, where applicable. Dividends from any undistributed Deferred Shares will continue to accrue to the Director's Dividend account, receive applicable interest credit and will be paid with the next applicable installment payment of deferred cash.

               (v) If any portion of a Participant's deferred account remains unpaid at his/her death, then after his/her death such amount will be paid (i) to his/her beneficiary(ies) in accordance with the method of distribution elected by the Participant (following the procedure for lump sum and installment payments set forth above), or (ii), if the Participant has not designated a beneficiary or if the beneficiary predeceases the Participant, to the Participant's estate in a lump sum. Should a beneficiary die after the Participant has terminated service but before the entire Deferred Shares have been disbursed, the balance of the cash benefit will be paid to the beneficiary's estate in a lump sum, and the Deferred Shares benefit will be transferred to such estate in kind.

               (vi) Notwithstanding anything to the contrary above, no Deferred
                    Shares shall be paid to the Participant until expiration or termination of the applicable Restriction Period or, if earlier, until the provisions of Article I, Section 5(a) cease to apply to such Shares.
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